Exhibit 10.81

FIRST AMENDMENT TO FORESIGHT ENERGY LP LONG-TERM INCENTIVE PLAN

The Foresight Energy LP Long-Term Incentive Plan (the “Plan”) is hereby amended (this “Amendment”) effective as of February 6, 2015 pursuant to the authorization and direction of the Board of Directors of Foresight Energy GP LLC (the “General Partner”), in its capacity as the general partner of Foresight Energy LP (the “Partnership”).  All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meaning as in the Plan.

WHEREAS, the General Partner currently sponsors the Plan, pursuant to which awards with respect to the common units of the Partnership may currently be granted to eligible Employees, Consultants and Directors;

WHEREAS, pursuant to Section 7(a) of the Plan, the Board of Directors of the General Partner (the “Board”) may amend the Plan; and

WHEREAS, Board desires to amend the Plan to permit the issuance of awards with respect to subordinated units of the Partnership.

NOW, THEREFORE, effective as of the date hereof, the Plan is hereby amended as provided below:

1.The definition of the term “Unit” is hereby removed and replaced with the following definition:

““Unit” means a common unit or a subordinated unit of the Partnership.  In the context of an Award under the Plan, references in the Plan to a “Unit” shall be a reference to either a common unit or a subordinated unit of the Partnership, determined based upon which class of units of the Partnership has been selected by the Committee as being covered by the particular Award.”

2.Section 3(a)(iii) of the Plan is hereby removed and replaced with the following:

“(iii) determine the number and type of Units covered by Awards”

3.The following is hereby added as a new sentence to the end of Section 4(a):

“For the avoidance of doubt, both common units and subordinated units of the Partnership shall count equally for purposes of the limit set forth in this Section 4(a).”

4.Except as expressly modified by this Amendment, the terms of the Plan shall remain in full force and effect and are hereby confirmed and ratified.

EXECUTED effective for all purposes as of February 6, 2015.

FORESIGHT ENERGY GP LLC

By:/s/ Michael J. Beyer

Michael J. Beyer

President & CEO